Exhibit 10.2

THE SECURITIES TO BE ISSUED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

SUBSCRIPTION AGREEMENT

(this “Agreement”)

Mangoceuticals, Inc.

4131 N. Central Expressway, Suite 900

Dallas, Texas 75204

Ladies and Gentlemen:

Subscription. The undersigned (sometimes referred to herein as the “Investor” or “I” or “me”) hereby subscribes for and agrees to purchase the Units (as defined below) of Mangoceuticals, Inc., a Texas corporation (the “Company”), for the purchase price (the “Purchase Price”) set forth on the signature page hereto, on the terms and conditions described herein, in the investor package of which this Agreement forms a part (the “Investor Package”), and in the other exhibits to the Investor Package (collectively, the “Offering Documents”). Terms not defined herein are as defined elsewhere in the Offering Documents. The Company is seeking to raise, through a private placement (the “Offering”) of the Units pursuant to Rule 506(b) under the Securities Act of 1933, as amended (the “Securities Act”), a minimum of $250,000 (the “Minimum Offering Amount”) and up to a maximum of $2,000,000 in aggregate gross proceeds (the “Maximum Offering Amount”). The minimum amount of investment required from any one subscriber to participate in this Offering is $50,000; however, the Company reserves the right, in its sole discretion, to accept subscriptions in an amount less than this amount. All references to $ means United States dollars. The undersigned acknowledges that the Company has engaged Boustead Securities, LLC (“Boustead”) as its exclusive placement agent in connection with the Offering.

1. Description of Securities; Risk Factors.

a.	Description of Securities. The Company is offering units (the “Units”), each consisting of one share of common stock (the “Shares”) and a warrant to purchase one share of common stock (the “Warrants”), at a price of $1.00 per Unit. The Warrants will have a five year term and an exercise price of $1.00 per share, for which cash would need to be remitted to the Company for exercise in the event that the Shares underlying the Warrants have been registered, otherwise the Warrants shall be exercisable on a cash basis or a cashless basis, and are in the form of Exhibit D to the Investor Package. The Units, the Shares, the Warrants and the shares of common stock issuable upon exercise of the Warrants are sometimes referred to herein as the “Securities.”

This Offering is being conducted in advance of the Company’s potential initial public offering (“IPO”) of its Common Stock and listing its Common Stock for trading on the Nasdaq Capital Market or other national securities exchange.

Under the Company’s engagement letter with Boustead, dated June 21, 2022 (the “Engagement Letter”), Boustead has been engaged as our exclusive financial advisor for the 12-month term of the Engagement Letter. In addition, Boustead has expressed its intent to enter into an Underwriting Agreement with the Company to act as the lead underwriter for the proposed IPO on a “firm commitment” basis. There can be no assurance that we and Boustead will be able to agree on the terms of such Underwriting Agreement, that we will undertake an IPO in the future, or that any future IPO will be successfully consummated on a timely basis, or at all. There can also be no assurance that the Company’s Common Stock will be approved for listing on the Nasdaq Capital Market or other national securities exchange.

b.	Risks Related to the Investment in the Securities. Investing in the Securities involves a high degree of risk. Before investing, Investors should carefully consider the Business Summary of the Company (Exhibit E to the Investor Package), the Risk Factors related to the Company’s business and the Offering (Exhibit F to the Investor Package) and the Company Investor Presentation (Exhibit G to the Investor Package), together with the other information contained in Offering Documents.

2. Purchase.

a.	I hereby agree to tender to Sutter Securities, Inc. (the “Escrow Agent”), (i) by check or wire transfer of immediately available funds (to a bank account and related wire instructions provided in the Investor Package or otherwise provided to me upon my request) made payable to “Sutter Securities, Inc.” as Escrow Agent for Mangoceuticals, Inc.,” an amount equal to the purchase price per Share times the number of Units indicated on the signature page hereto, (ii) an executed copy of this Agreement, and (iii) an executed copy of my Investor Representation and Suitability Questionnaire, attached as Exhibit B to the Investor Package. Funds will be held in an escrow account maintained by the Escrow Agent (the “Escrow Account”), as set forth in more detail below pending the initial Closing of the Offering.

b.	The Offering is for a minimum offering amount of $250,000 (the “Minimum Offering Amount”) and a maximum offering of $2,000,000 (the “Maximum Offering Amount”). All subscriptions to purchase Units will be held in the Escrow Account, which is a non-interest bearing account maintained by the Escrow Agent. The subscriptions will remain in the Escrow Account until subscriptions for the Minimum Offering Amount are raised.

c.	This Offering will continue until the earlier of (a) the sale of $2,000,000 of Units for $2,000,000 of gross proceeds (the Maximum Offering Amount) or (b) September 30, 2022 (the “Termination Date”), unless such Termination Date is extended by the Company and Boustead in their sole discretion, without any required notice to prospective or prior subscribers, for an additional period of 90 days (i.e., until December 29, 2022) (the “Closing Deadline”). Upon the earlier of a Closing (defined below) on my subscription or completion of the Offering, I will be notified promptly by the Company as to whether my subscription has been accepted by the Company.

3. Acceptance or Rejection of Subscription.

a.	I understand and agree that the Company reserves the right to reject this subscription for the Securities, in whole or in part, for any reason and at any time prior to the Closing (defined below) of my subscription.

b.	In the event the Company rejects this subscription, my subscription payment will be promptly returned to me without interest or deduction and this Agreement shall be of no force or effect. In the event my subscription is accepted and the Offering is completed, the subscription funds submitted by me shall be released to the Company in accordance with the terms of the Offering.

2

4. Closing. The closing (“Closing”) of this Offering may occur at any time and from time to time on or before the Termination Date. The Company must achieve the $250,000 Minimum Offering Amount prior to conducting an initial Closing (the “Initial Closing”). Upon receipt of the Minimum Amount, an Initial Closing will be held, and all funds will be released from the Escrow Account and paid to the Company, less professional fees and compensation paid to Boustead and syndicate members, if any. Thereafter, additional Closings will be held as funds are received up to the earlier to occur of receipt of the $2,000,000 Maximum Offering Amount or the Termination Date. Pending receipt of the Minimum Amount, all subscription funds will be placed in escrow with the Escrow Agent. If, for any reason, the Minimum Amount of subscriptions are not received by the Termination Date (as the same may be extended by Boustead and the Company, as discussed above), all escrowed funds will be returned to subscribers, without interest or deduction. The Units subscribed for herein shall not be deemed issued to or owned by me until one copy of this Agreement has been executed by me and countersigned by the Company and the Closing with respect to such Units has occurred. Affiliates of the Company or Boustead, including officers, directors and existing stockholders of the Company and representatives of Boustead, may invest in this Offering and their funds will be counted toward the Company achieving the Minimum Amount. In addition, the Company may allow affiliates of the Company, Boustead or other investors to pay the subscription price through the cancellation of indebtedness or other obligations owed to such investors by the Company and such investment amount would also be counted toward achieving the Minimum Amount. I acknowledge and agree that Boustead and the Company may unilaterally, without my consent, agree to extend the Termination Date by which the Minimum Amount must be raised for an Initial Closing to occur and Boustead and the Company shall not be required to return the escrowed funds to me if there is any such extension, provided that such Termination Date may not in any case be extended past the Closing Deadline.

5. Disclosure. Because this offering is limited to accredited investors as defined in Section 2(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act and applicable state securities laws, the Securities are being sold without registration under the Securities Act. I acknowledge receipt of the Offering Documents and represent that I have carefully reviewed and understand the Offering Documents, including all exhibits attached hereto. I have received all information and materials regarding the Company that I have requested. I fully understand that the Company has a limited financial and operating history and that the Securities are speculative investments which involve a high degree of risk, including the potential loss of my entire investment. I fully understand the nature of the risks involved in purchasing the Securities and I am qualified to make such investment based on my knowledge of and experience in investing in securities of this type. I have carefully considered the potential risks relating to the Company and purchase of its Securities and have, in particular, reviewed each of the risks set forth in the Offering Documents. Both my advisors and I have had the opportunity to ask questions of and receive answers from representatives of the Company or persons acting on its behalf concerning the Company and the terms and conditions of a proposed investment in the Company, and all such questions, if any, have been answered to my full satisfaction and my advisors and I have also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company. Accordingly, I have independently evaluated the risks of purchasing the Securities.

6. Investor Representations and Warranties. I acknowledge, represent and warrant to, and agree with, the Company as follows:

a.	I am aware that my investment involves a high degree of risk as disclosed in the Offering Documents and have carefully read the Offering Documents, and I understand that by signing this Agreement I am agreeing to be bound by all of the terms and conditions of the Offering Documents.

b.	I acknowledge and am aware that there is no assurance as to the future performance of the Company.

c.	I acknowledge that there may be certain adverse tax consequences to me in connection with my purchase of Securities, and the Company has advised me to seek the advice of experts in such areas prior to making this investment.

d.	I am purchasing the Securities for my own account (and not for the account of others) or as fiduciary for others for investment purposes only and not with a view to or for sale in connection with the public distribution or resale of the Securities, nor with any present intention of selling or otherwise disposing of all or any part of the foregoing Securities. I agree that I must bear the entire economic risk of my investment for an indefinite period of time because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I hereby authorize the Company to place a legend on any certificate or book statement issued to me stating that the Securities have not been registered under the Securities Act and are subject to restrictions on transfer.

3

e.	I recognize that the Securities, as an investment, involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of my investment. I believe that the investment in the Securities is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company.

f.	I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Offering Documents, and I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of the offering of the Securities and the business and operations of the Company (and all such questions, if any, have been answered to my full satisfaction) and to obtain any additional information, to the extent reasonably available.

g.	I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative as defined in Regulation D under the Securities Act in connection with evaluating such merits and risks.

h.	I have relied solely upon my own investigation in deciding to invest in the Company.

i.	I have received no representation or warranty from the Company or any of its officers, directors, employees or agents in respect of my investment in the Company and I have received no information (written or otherwise) from them relating to the Company or its business other than as set forth in the Offering Documents. I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

j.	I have had full opportunity to ask questions and to receive satisfactory answers concerning the offering and other matters pertaining to my investment and all such questions have been answered to my full satisfaction.

k.	I have been provided an opportunity to obtain any additional information concerning the offering and the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

l.	I am an “accredited investor” as defined in Section 2(15) of the Securities Act and in Rule 501 promulgated thereunder and have attached the completed Investor Representation and Suitability Questionnaire to indicate my “accredited investor” status. I can bear the entire economic risk of the investment in the Securities for an indefinite period of time and I am knowledgeable about and experienced in making investments in the equity securities of non-publicly traded companies, including early stage companies. I am not acting as an underwriter or a conduit for sale to the public or to others of unregistered securities, directly or indirectly, on behalf of the Company or any person with respect to such securities.

m.	I understand that (1) the Securities have not been registered under the Securities Act, or the securities laws of certain states, in reliance on specific exemptions from registration, (2) no securities administrator of any state or the federal government has recommended or endorsed this offering or made any finding or determination relating to the fairness of an investment in the Company, and (3) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of certain exemptions from registration afforded by the Securities Act and certain state securities laws.

4

n.	I understand that since neither the offer nor sale of the Securities has been registered under the Securities Act or the securities laws of any state, the Securities may not be sold, assigned, pledged or otherwise disposed of unless they are so registered or an exemption from such registration is available.

o.	I have had the opportunity to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment.

p.	If the Investor is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an Investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

q.	The information contained in my Investor Questionnaire, as well as any information which I have furnished to the Company with respect to my financial position and business experience, is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the Closing of the offering, I will furnish such revised or corrected information to the Company. I hereby acknowledge and am aware that except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription and any agreements made in connection herewith shall survive my death or disability.

r.	No person has made to the Investor any written or oral representations: (x) that any person will resell or repurchase any of the Securities; (y) that any person will refund the purchase price of any of the Securities, or (z) as to the future price or value of any of the Securities.

s.	The Investor is a bona fide resident or operates its principal place of business as set forth in this Subscription Agreement and the Investor Representation and Suitability Questionnaire, which Subscription Agreement and Investor Representation and Suitability Questionnaire the Investor has completed completely and honestly.

t.	The Securities will be restricted securities and a legend will be placed on the Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.

5

7. Placement Agent. The Company has engaged Boustead, a broker-dealer licensed with FINRA, as placement agent for the Offering on a reasonable best efforts basis with respect to soliciting purchases of the Securities. The Company anticipates that Boustead and its sub-agents or syndicate members will be paid at each Closing from the proceeds in the Escrow Account, fees including and not to exceed: a cash commission of 7% of the gross Purchase Price paid by investors in the Offering, a non-accountable expense allowance equal to 1% of the gross proceeds raised in the Offering, and warrants to purchase 7% of the number of Units (including the warrants) sold in the Offering with a strike price equal to $1.00 per Unit (the “Boustead Units”). Any sub-agent or syndicate member of Boustead that introduces investors to the Offering will be entitled to share in the cash fees and Boustead Units attributable to those investors as described above, pursuant to the terms of an executed sub-agent or selected dealer agreement. The Company will also pay certain expenses of Boustead.

8. Representations and Warranties of the Company. When used in this Section 8, unless the context indicates otherwise, all references to the “Company” also mean and include the direct and indirect subsidiaries of the Company, if any. The Company hereby represents and warrants to the Investor, as of the date hereof and on each Closing Date, the following:

a.	Organization and Qualification. The Company and each of its subsidiaries, if any, is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

b.	Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and each of the Offering Documents and to issue the Securities in accordance with the terms hereof, (ii) the execution and delivery by the Company of each of the Offering Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities have been, or will be at the time of execution of such Offering Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Offering Document, required by the Company, its respective Board of Directors or its stockholders, (iii) each of the Offering Documents will be duly executed and delivered by the Company, and (iv) the Offering Documents when executed and delivered by the Company and each other party thereto will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

6

c.	Capitalization. Immediately prior to the Initial Closing, the authorized equity capital of the Company consists of 190,000,000 shares of Common Stock, $0.0001 par value per share, of which 10,250,000 shares were issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), of which no shares are issued and outstanding. The Company has not reserved any shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its any equity incentive plan. Prior to the Initial Closing, the Company has no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Of the 10,250,000 outstanding shares of Common Stock, 9,000,000 shares, or 87.8% of the outstanding Common Stock, are owned by the Company’s founders, officers and directors. The remaining shares are held by six shareholders collectively owning less than 13% of the outstanding shares of Common Stock and none individually owning more than 5%. All of the outstanding shares of Common Stock of the Company and all of the share capital of each of the Company’s subsidiaries have been or will be, as of the Initial Closing, duly authorized, validly issued and are fully paid and nonassessable. At the Initial Closing, (i) no shares of capital stock of the Company or any of its subsidiaries will be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there will be no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act, and (iii) there are no securities or instruments of the Company or any of its subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Securities as described in this Agreement. Upon request, the Company will make available to the Investor true and correct copies of the Company’s Certificate of Formation, as amended and in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and in effect on the date hereof (the “Bylaws”), and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to officers, directors, employees and consultants.

d.	Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

e.	Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof and the Units and the Warrants, and in connection with the Warrants, upon payment of the exercise price thereof, shall be duly issued, fully paid and nonassessable, and will be free and clear of all taxes, liens and charges with respect to the issue thereof.

7

f.	No Conflicts. The execution, delivery and performance of each of the Offering Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the Bylaws (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected except for those which could not reasonably be expected to have a Material Adverse Effect. Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under its constitutive documents. Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Offering Documents in accordance with the terms hereof or thereof. Neither the execution and delivery by the Company of the Offering Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their assets is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or thereby. All consents, authorizations, orders, filings and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing.

g.	Absence of Litigation. There is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an “Action”) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement or any of the other Offering Documents, or (ii) have a Material Adverse Effect.

h.	Acknowledgment Regarding Investor’s Purchase of the Securities. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s-length purchaser with respect to the Offering Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Offering Documents and the transactions contemplated hereby and thereby and any advice given by such Investor or any of their respective representatives or agents in connection with the Offering Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Securities.

i.	No General Solicitation. Neither the Company nor any of its “affiliates” (as defined in Rule 144 under the Securities Act), nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

j.	No Integrated Offering. Neither the Company, nor any of its affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

8

k.	Employee Relations. Neither the Company, nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any subsidiary is party to any collective bargaining agreement. The Company’s and/or its subsidiaries’ employees are not members of any union, and the Company believes that its and its subsidiaries’ relationship with their respective employees is good.

l.	Permits. The Company and its subsidiaries have all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) issued by any regulatory authority or governmental agency (collectively, “Permits”) required to conduct their respective businesses as currently conducted except to the extent that the failure to have such Permits would not have a Material Adverse Effect. The Company or its subsidiaries have fulfilled and performed in all material respects their obligations under each Permit, and, as of the date hereof, to the knowledge of the Company, no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Permit except to the extent that such breach, default, revocation or termination would not have a Material Adverse Effect.

m.	Title. Each of the Company and its subsidiaries has good and marketable title to all of its real and personal property and assets, free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. With respect to properties and assets it leases, each of the Company and its subsidiaries is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

n.	Rights of First Refusal. The Company is not obligated to offer the Securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

o.	Brokers’ Fees. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees to Boustead as described above.

p.	Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the Financial Statements and is not so disclosed or that otherwise would have a Material Adverse Effect.

q.	Investment Company. The Company is not required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

r.	Patents and Trademarks. The Company and its subsidiaries, if any, have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Investor Package and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

9

s.	Transactions with Affiliates and Employees. Except as set forth in the Investor Package, none of the executive officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any executive officer, director or such employee or, to the knowledge of the Company, any entity in which any executive officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000.

t.	Investor Package; Disclosure. The Company has made available to each Investor the Investor Package, including the Business Summary. As of the date set forth on the Investor Package, the Investor Package did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein. The Company has made available to you all the information reasonably available to the Company that you have requested for deciding whether to acquire the Securities. No representation or warranty of the Company contained in this Agreement and no certificate furnished or to be furnished to you at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

u.	Material Changes. Except as specifically disclosed in the Investor Package, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in the Investor Package, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans or agreements.

v.	Reliance. The Company acknowledges that the Investor is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Investor purchasing the Units. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Investor would not enter into this Agreement.

9. Piggy-Back Registration Rights.

a.	Unless all of the Shares and shares of Common Stock underlying the Warrants (collectively, the “Registrable Securities”) are included in an effective registration statement with a current prospectus, the Investor shall have the right, for a period of five (5) years after the closing of the private placement, to include the remaining Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 promulgated under the Securities Act or pursuant to Form S-3 or Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Investor requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the holders of Offering Securities seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities.

10

b.	The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 9 hereof, but the Investor shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Investor (or any other investors) to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then holders of outstanding Registrable Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Investor. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. Once included in an effective registration statement under the Securities Act, the Investor shall not have the right to request further registration under this Section 9.

c.	General Terms.

(1)	Indemnification. The Company shall indemnify the holder(s) of the Registrable Securities (“Holders”) to be sold pursuant to any registration statement under this Section 9 and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement.

(2)	Documents to be Delivered by Holder. Each of the Holder(s) participating in any of the foregoing offering shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

(3)	Holder’s Obligations. Any sale of any Registrable Securities by the Holder shall constitute a representation and warranty by the Holder that the information regarding the Holder is as set forth in the prospectus delivered by the Holder in connection with such disposition, and that such prospectus does not as of the time of such sale contain any untrue statement of a material fact regarding the Holder or omit to state any material fact regarding the Holder necessary to make the statements in such prospectus, in the light of the circumstances under which they were made, not misleading, solely to the extent such facts are based upon information regarding the Holder furnished in writing to the Company by the Holder for use in such Prospectus. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Act as applicable to it in connection with sales of Registrable Securities pursuant to a registration statement. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company that the registration statement or the prospectus contained therein can no longer be relied upon, that the Holder will forthwith discontinue disposition of such Registrable Securities under the registration statement until the Holder’s receipt of the copies of the supplemented prospectus and/or amended registration statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or registration statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

11

d.	Rule 144 Registration. The provisions of this Section 9 shall be inapplicable to the extent the Registrable Securities become eligible for sale by the Holder without the need for current public information or other restriction pursuant to Rule 144 under the Act.

10. Indemnification. I hereby agree to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents, advisors and counsel, and Boustead and its officers, directors, shareholders, employees, agents, advisors and counsel, against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses, including reasonable attorneys’ fees) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained in this Agreement or my Investor Representation and Suitability Questionnaire, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein or therein.

11. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

12. Choice of Law and Jurisdiction. This Agreement shall be governed by the laws of the State of Texas as applied to contracts entered into and to be performed entirely within the State of Texas Any action arising out of this Agreement shall be brought exclusively in a court of competent jurisdiction in Dallas County, Texas, and the parties hereby irrevocably waive any objections they may have to venue in in Dallas County, Texas.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

14. Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto. Boustead is an intended third party beneficiary of this Agreement, including the representations and warranties made by both the Company and the Investor herein and the indemnification provided by the Investor herein and may directly enforce this Agreement and its rights hereunder.

12

15. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar courier delivery, as follows:

Investor:	At the address designated on the signature page of this Agreement.
The Company:	Mr. Jacob D. Cohen Chief Executive Officer Mangoceuticals, Inc. 4131 N. Central Expressway, Suite 900 Dallas, Texas 75204 jacob@mangorx.com or to such other address as any of them, by notice to the others may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

16. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the Company and the holders of the outstanding Units.

17. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Agreement.

18. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of, and the payment for, the Securities.

19. Collection of Personal Information. The Investor (on its own behalf and, if applicable, on behalf of any person for whose benefit the Investor is subscribing) acknowledges and consents to the fact the Company is collecting the Investor’s (and any beneficial purchaser’s) personal information pursuant to this Agreement and the Offering Documents. The Investor (on its own behalf and, if applicable, on behalf of any person for whose benefit the Investor is subscribing) acknowledges and consents to the Company retaining the personal information for as long as permitted or required by applicable law or business practices. The Investor (on its own behalf and, if applicable, on behalf of any person for whose benefit the Investor is subscribing) further acknowledges and consents to the fact the Company may be required by applicable securities laws and stock exchange rules to provide regulatory authorities any personal information provided by the Investor respecting itself (and any beneficial purchaser). By executing this Agreement, the Investor is deemed to be consenting to the foregoing collection, use and disclosure of the Investor’s (and any beneficial purchaser’s) personal information. The Investor also consents to the filing of copies or originals of any of the Investor’s documents described herein as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Investor represents and warrants that it has the authority to provide the consents and acknowledgments set out in this paragraph on behalf of all beneficial purchasers.

20. Acceptance of Subscription. The Company may accept this Agreement at any time for all or any portion of the Securities subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

RESIDENTS OF ALL STATES: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SALES IN FLORIDA: THE SECURITIES OFFERED HEREBY WILL BE SOLD, AND ACQUIRED, IN A TRANSACTION EXEMPT UNDER SECTION 517.061(11) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. PURSUANT TO SECTION 517.061(11) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, WHEN SALES ARE MADE TO FIVE (5) OR MORE PERSONS IN THE STATE OF FLORIDA, ANY SALE IN THE STATE OF FLORIDA MADE PURSUANT TO SECTION 517.061(11) OF SUCH ACT IS VOIDABLE BY THE PURCHASER IN SUCH SALE (WITHOUT INCURRING ANY LIABILITY TO THE COMPANY OR TO ANY OTHER PERSON OR ENTITY) EITHER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. TO VOID HIS OR HER PURCHASE, THE PURCHASER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS INDICATED HEREIN. ANY SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THREE (3) DAY PERIOD. IT IS PRUDENT TO SEND ANY SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ASSURE THAT IT IS RECEIVED AND ALSO TO HAVE EVIDENCE OF THE TIME THAT IT WAS MAILED. SHOULD A PURCHASER MAKE THIS REQUEST ORALLY, THAT PURCHASER MUST ASK FOR WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED. IF NOTICE IS NOT RECEIVED WITHIN THE TIME LIMIT SPECIFIED HEREIN, THE FOREGOING RIGHT TO VOID THE PURCHASE SHALL BE NULL AND VOID.

[Remainder of Page Left Intentionally Blank]

13

THE AGGREGATE AMOUNT SUBSCRIBED FOR HEREBY IS:

________ Units at $1.00 per Unit = $__________

Manner in Which Title is to be Held. (Check one)

— Individual Ownership	— Community Property
— Joint Tenant with Right of Survivorship (both parties must sign)
— Partnership	— Tenants in common
— Corporation or Trust	— IRA or Keogh
— Other (please indicate)

INDIVIDUAL INVESTORS		ENTITY INVESTORS

Name of entity, if any

Signature (Individual)		By:

*Signature

Its:

Signature	(Joint)	Title:
(all record holders must sign)

Name(s) Typed or Printed		Name Typed or Printed

Address to Which Correspondence Should be Directed		Address to Which Correspondence Should be Directed

City, State and Zip Code		City, State and Zip Code

Email Address for Notification		Email Address for Notification

Name(s) Typed or Tax Identification or Social Security Number		Name(s) Typed or Tax Identification or Social Security Number

* If Securities are being subscribed for by any entity, the Certificate of Signatory at the end of this Subscription Agreement must also be completed

14

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms on the ____ day of _________________, 202__.

MANGOCEUTICALS, INC.

By:
Name:
Its:

15

CERTIFICATE OF SIGNATORY

(To be completed if Securities are being subscribed for by an entity)

I, _____________________________, the _____________________________________
                 (name of signatory)                                                  (title)

Of ______________________________________________(“Entity”), a _____________________________
                                         (name of entity)                                                                   (type of entity)

Organized under the laws of _______________, hereby certify that I am empowered and duly authorized by the Entity to execute the Subscription Agreement and to purchase the Securities, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this _____ day of ___________, 202__.

(Signature)

16